UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2013

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 Enterprise Way, 3rd Floor Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 498-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2013, the independent members of the Board of Directors of the Financial Engines, Inc. (the “Company”), at the recommendation of the Compensation Committee of the Board of Directors, approved a 2013 Executive Individual Performance Factor Bonus Plan (the “IPF Plan”). The purpose of the IPF Plan is to incentivize the performance of executive officers against specified goals. The Compensation Committee shall designate the executive officers who are eligible participants under the IPF Plan and these executive officers may also be eligible to earn bonuses under the Company’s Executive Cash Incentive Plan (the “CIP”).

Under the IPF Plan, the bonus target for each executive officer will be a percentage of such individual’s base salary, with the bonus amount determined solely by individual achievement and continued employment through the payment date. Individual achievement will be determined by individual performance factors (the “IPF”) relative to threshold and target individual performance goals as specified by the Compensation Committee. Specifically, each individual executive bonus amount will be up to 20% of the executive officer’s base salary if the IPF is achieved at or above the specified target level, and zero if the IPF is not achieved at or above such target level. Further, if the IPF is achieved at less than the specified threshold level, the Compensation Committee has the discretion to reduce the executive officer’s bonus, if any, under the CIP for the 2013 fiscal year by up to 20% of the executive officer’s base salary, pursuant to the Compensation Committee’s general discretion to reduce bonuses payable under the CIP. Target levels may be adjusted for any accounting changes or any unanticipated unusual items which cause the calculation of actual metrics to differ from that used in the development of the goal.

Bonuses will be calculated annually based on performance for the full 2013 fiscal year and payment calculated based on the full year individual results. Under the IPF Plan, IPFs may include asset retention rates, new management fee run rates, contract revenue, pipeline, and such other performance factors as may be specified by the Compensation Committee.

The only executive officers currently eligible to participate in the IPF Plan are Garry Hallee, Chris Jones and Kelly O’Donnell.

The Compensation Committee retains the right to make changes or exceptions in the administration of the IPF Plan as advisable or required, and has discretion to adjust bonus payments downward, but not upward.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

(#)10.1	Financial Engines, Inc. 2013 Executive Individual Performance Factor Bonus Plan

(#)	Indicates management contract, compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2013

FINANCIAL ENGINES, INC.

By:	/s/ Raymond J. Sims
Raymond J. Sims
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

(#)10.1	Financial Engines, Inc. 2013 Executive Individual Performance Factor Bonus Plan

(#)	Indicates management contract, compensatory plan or arrangement.